As filed with the Securities and Exchange Commission on April 27, 2007
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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EURONET WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	74-2806888 (I.R.S. Employer Identification No.)

4601 College Boulevard, Suite 300

Leawood, Kansas 66211

(913) 327-4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Jeffrey B. Newman

Executive Vice President and

General Counsel

Euronet Worldwide, Inc.

4601 College Boulevard, Suite 300

Leawood, Kansas 66211

(913) 327-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

John A. Granda, Esq.

Stinson Morrison Hecker LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106

(816) 842-8600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.02 per share (3)	7,420,990	$26.055	$193,353,894.40	$5,935.96

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also registers such additional shares of common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices for our common stock on the Nasdaq Global Select Market on April 25, 2007.

(3)	Includes associated stock purchase rights. Prior to the occurrence of certain events, the stock purchase rights will not be evidenced separately from the common stock.

2

PROSPECTUS

Euronet Worldwide, Inc.

7,420,990 shares of Common Stock

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This prospectus relates to the offer and sale of up to 7,420,990 shares of our common stock from time to time by the selling stockholders. The shares to be sold by the selling stockholders were or will be obtained from us in connection with the acquisition of RIA Envia, Inc. by our wholly-owned subsidiary, Euronet Payments & Remittance, Inc., as further described in this prospectus under the heading “The Selling Stockholders.” These shares of common stock include preferred stock purchase rights attached to the common stock under our stockholder rights plan. The selling stockholders may offer and sell these shares of common stock from time to time.

The selling stockholders may, but are not required to, sell their common stock in a number of different ways and at varying prices. See “Plan of Distribution” on page 7 for a further description of how the selling stockholders may dispose of the shares covered by this prospectus.

We will not receive any of the proceeds from sales of common stock made by the selling stockholders pursuant to this prospectus.

Our principal executive offices are located at 4601 College Boulevard, Suite 300, Leawood, Kansas 66211, and our telephone number is (913) 327-4200. Our common stock is traded on the Nasdaq Global Select Market under the symbol “EEFT.” On April 26, 2007 the last reported sale price of our common stock on the Nasdaq Global Select Market was $27.52 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 3 of this prospectus and in the documents we incorporate by reference herein.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 27, 2007.

                                                                    TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	2
EURONET WORLDWIDE, INC.	3
RISK FACTORS	3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	4
THE SELLING STOCKHOLDERS	4
PLAN OF DISTRIBUTION	7
LEGAL MATTERS	9
EXPERTS	10
WHERE YOU CAN FIND MORE INFORMATION	10
INCORPORATION BY REFERENCE	10

ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement. The selling stockholders may sell some or all of their shares in one or more transactions from time to time.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplements. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any prospectus supplements, as well as the information we file with the SEC and incorporate by reference in this prospectus, is accurate only as of the date of the documents containing the information.

In this prospectus, unless the context otherwise requires, references to “Euronet”, “we”, “our” and “us” refer to Euronet Worldwide, Inc.

EURONET WORLDWIDE, INC.

Euronet is a leading electronic payments provider, offering automated teller machine (“ATM”) and point-of-sale operation and management services; card outsourcing services; software solutions; money transfer and bill payment services; and electronic prepaid top-up services to financial institutions, mobile operators and retailers. We operate and service the largest independent pan-European ATM network and the largest national private shared ATM network in India. We are also one of the largest providers of prepaid processing, or top-up services, for prepaid mobile airtime. We have processing centers in the United States, Europe and Asia and have offices in Europe, the Asia-Pacific region, the United States and the Middle East. We serve clients in approximately 100 countries. Our executive offices are located in Leawood, Kansas.

You can find additional information regarding us in our filings with the SEC referenced in the section of this prospectus titled “Where You Can Find More Information” beginning on page 10.

RISK FACTORS

Investing in shares of our common stock involves a risk of loss. Before investing in our common stock, you should carefully consider the risk factors described in “Risk Factors” under Item 1A in our periodic filings with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2006 and subsequent periodic filings containing updated disclosures of such factors, together with all of the other information included in this prospectus and any prospectus supplement and the other information that we have incorporated by reference. Any of these risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of our securities to decline, which in turn could cause you to lose all or a part of your investment. These risks are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business.

CAUTIONARY STATEMENT REGARDING

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplements and the documents incorporated by reference in this prospectus, may include statements that constitute forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended (“Securities Act”), and section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). All statements other than statements of historical fact included in this prospectus, any prospectus supplements and the documents incorporated by reference in this prospectus may be deemed to be forward-looking statements. Forward-looking statements can often be identified by the use of forward-looking terminology, such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions. Examples of forward-looking statements include, but are not limited to, statements regarding the following:

o	our business plans and financing plans and requirements,
o	trends affecting our business plans and financing plans and requirements,
o	trends affecting our business,

o	the adequacy of capital to meet our capital requirements and expansion plans,
o	the assumptions underlying our business plans,
o	business strategy, including pending acquisitions,
o	government regulatory action,
o	the effects of pending acquisitions on our business and financial results,
o	the plans, intentions or expectations of management,
o	technological advances, or
o	projections of revenues, income or loss, earnings or loss per share, capital expenditures, the payment or non-payment of dividends, capital structure and other financial items.

Forward-looking statements are not guarantees of future performance or results, and are subject to known and unknown risks and uncertainties. Our actual results may vary materially and adversely from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described in “Risk Factors” under Item 1A in our periodic filings with the SEC, including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and subsequent periodic filings containing updated disclosures of such factors. You may obtain copies of these documents as described under “Where You Can Find More Information “ and “Incorporation by Reference” in this prospectus. Other factors not identified could also have such an effect.

Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus and, in particular, those factors described above. Except to fulfill our obligations under the applicable securities laws, we do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

USE OF PROCEEDS

The proceeds from the sale of the shares of common stock offered in this prospectus are solely for the account of the selling stockholders. We will not receive any of the proceeds from sales of shares of common stock by the selling stockholders.

THE SELLING STOCKHOLDERS

On April 4, 2007, Euronet and its wholly-owned subsidiary, Euronet Payments & Remittance, Inc. (“EPR”), completed the purchase by EPR of 100% of the outstanding capital stock of RIA Envia, Inc., a New York corporation (“Ria”) together with equity interests in certain affiliates of Ria (the “Acquisition”), from the two shareholders of Ria, the Fred Kunik Family Trust, a California trust (the “Kunik Trust”) and the Irving Barr Living Trust, an Illinois trust (the “Barr Trust”), pursuant to a Stock Purchase Agreement dated as of November 21, 2006, as amended, among Euronet, EPR, the Kunik Trust and the Barr Trust (the “Purchase Agreement”).

The consideration paid to the Kunik Trust and the Barr Trust by Euronet and EPR for the Acquisition consisted of $380 million in cash, 4,053,606 shares of Euronet common stock, 3,685,098 stock appreciation rights (“SARs”) and 3,685,098 contingent value rights (“CVRs”). Pursuant to the terms of the Purchase Agreement, $35 million of the purchase price and 276,382 of the shares of Euronet common stock issued as part of the Acquisition consideration are being held in separate escrow funds to secure certain obligations of the Kunik Trust and Barr Trust under the Purchase Agreement. The shares of Euronet common stock held in stock escrow that are not claimed by us are to be released to the Kunik Trust and Barr Trust on May 4, 2009 under the terms of the Purchase Agreement. The Purchase Agreement and the agreements evidencing the SARs and CVRs provide that in no event may the number of shares of Euronet common stock issued under the Purchase Agreement, upon exercise of the SARs and upon settlement of the CVRs exceed 19.9% of the outstanding Euronet common stock as of November 21, 2006, or 7,420,990 shares of Euronet common stock.

The SARs are exercisable, in whole or in part, at any time and from time to time until the close of business on October 1, 2008, subject to earlier termination in the event of a transaction involving a sale of Euronet upon advance notice to the holder in accordance with the applicable agreement evidencing SARs. Each SAR entitles the holder to additional shares of Euronet common stock with a value equal to the increase in the value of one share of Euronet common stock from April 4, 2007 until the date of exercise of the SAR. The value of the Euronet common stock on the date of exercise (and the value of the Euronet common stock issued upon exercise of the SAR) is based upon the average high and low prices of the Euronet common stock each trading day for the 30 trading days ending on the trading day immediately prior to the exercise date. The value of Euronet common stock on April 4, 2007 for purposes of the SARs was set at $27.136333 per share, based upon the average of the daily high and low trading prices per share of Euronet common stock over the 30 trading days ending March 30, 2007.

The CVRs mature on October 1, 2008, or earlier in the event of a transaction involving a sale of Euronet. At maturity, for each CVR, (a) if the value of the Euronet common stock has not changed or has declined from April 4, 2007 to the maturity date, Euronet will be required to pay to the holder an amount equal to 20% of the value of one share of Euronet common stock as of April 4, 2007, (b) if the value of the Euronet common stock at the maturity date exceeds the value at April 4, 2007 but is less than 120% of the value at April 4, 2007, Euronet will be required to pay to the holder an amount equal to 120% of the value at April 4, 2007 minus the value at the maturity date, and (c) if the value of the Euronet common stock at the maturity date exceeds 120% of the value at April 4, 2007, no payment will be made. Any amounts payable under (a) or (b) when combined with any proceeds received by the holder from the exercise of the SAR relating to the same underlying share of Euronet common stock for which the CVR was granted will not exceed 20% of the value of one share of Euronet common stock as of April 4, 2007. Such payments may be made by Euronet, in its sole discretion, in cash or in Euronet common stock, subject to the limitation on the aggregate number of shares of Euronet common stock that may be issued in the Acquisition as described above, in which case payments in excess of the limitation will be paid in cash. The value of the Euronet common stock on the maturity date (and the value of the Euronet common stock, if any, issued upon settlement of the CVRs) is based upon the average high and low prices of the Common Stock each trading day for the 30 trading days ending on the trading day immediately prior to the maturity date. The value of Euronet common stock as of April 4, 2007 for purposes of the CVRs was set at $27.136333 per share, based upon the average of the daily high and low trading prices per share of Euronet common stock over the 30 trading days ending March 30, 2007.

We agreed in the Purchase Agreement to file the registration statement of which this prospectus forms a part with the SEC for the benefit of the selling stockholders and to use best efforts to cause this registration statement to be declared effective as soon as practicable and to keep it continuously effective, subject to the terms of the Purchase Agreement, until the earlier of (i) the date on which each of the Kunik Trust and the Barr Trust could sell all of its shares covered by this prospectus in one transaction without restriction by the volume limitations of Rule 144(e) of the Securities Act, or (ii) such time as all the shares issued to the Kunik Trust and the Barr Trust have been sold pursuant to the registration statement of which this prospectus is a part. The selling stockholders may offer the shares for resale from time to time.

The selling stockholders have not had a material relationship with us during the three years prior to the date of this prospectus.

The table below shows the number of shares of common stock owned by the selling stockholders based upon information the selling stockholders have provided to us as of April 11, 2007. We cannot estimate the number of shares the selling stockholders will hold after completion of this offering because the selling stockholders may sell all, none or a portion of the shares. We have assumed for purposes of this table that none of the shares offered by this prospectus will be held by the selling stockholders after the completion of this offering.

Name of Selling Stockholders	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Additional Shares of Common Stock that may be Issued to the Selling Stockholders	Maximum Number of Shares Potentially Offered Under this Prospectus	Number of Shares Beneficially Owned After Offering
The Fred Kunik Family Trust (1)	2,026,803 (3)	3,367,384 (4)	5,394,187 (4)	0
The Irving Barr Living Trust (2)	2,026,803 (3)	3,367,384 (4)	5,394,187 (4)	0
Maximum Aggregate Number of Shares that may be Issued or Offered		3,367,384 (4)	7,420,990 (5)	0

(1)           Fred Kunik is the trustee of The Fred Kunik Family Trust, and as such beneficially owns the shares held by the trust.

(2)           Irving Barr is the trustee of The Irving Barr Living Trust, and as such beneficially owns the shares held by the trust.

(3)           This amount represents the actual number of shares of our common stock issued by us to each of the Kunik Trust and the Barr Trust on April 4, 2007 as part of the purchase price for the Acquisition. The amount shown for each holder includes 138,191 shares of Euronet common stock held in escrow to secure certain obligations of the holders under the Purchase Agreement.

(4)           As described above, under the Purchase Agreement, we granted SARs and CVRs to the Kunik Trust and the Barr Trust as part of the consideration for the Acquisition. The SARS and CVRs may entitle the holders to additional shares of Euronet common stock upon exercise of the SARs and settlement of the CVRs, provided that under the Purchase Agreement the maximum number of shares of Euronet common stock that may be issued in the aggregate upon exercise of the SARs and settlement of the CVRs is 3,367,384 shares of Euronet common stock. To the extent that there are not sufficient shares available for issuance upon exercise of SARs, the available shares will be issued to holders in the order SARs are exercised. To the extent that there are not sufficient shares available for issuance upon settlement of CVRs, the available shares will be issued ratably to the holders of CVRs and any remaining amounts payable shall be payable in cash.

(5)           Under the Stock Appreciation Rights Agreements and the Contingent Value Rights Agreements, which are exhibits to the Purchase Agreement, the maximum aggregate number of shares of Euronet common stock that may be issued in the Acquisition is 7,420,990 shares, which is 19.9% of the total number of issued and outstanding shares of Euronet common stock as of November 21, 2006, the date the Purchase Agreement was executed.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of our common stock offered by this prospectus and any prospectus supplements directly to one or more purchasers (including pledgees) or through brokers or dealers who may act solely as agents or who may acquire shares as principals, and the selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The shares may be sold in one or more transactions at:

o	fixed prices;
o	prevailing market prices at the time of sale;
o	prices related to the prevailing market prices;
o	varying prices determined at the time of sale; or
o	otherwise negotiated prices.

The shares may be sold by one or more of, or a combination of, the following methods, in addition to any other method permitted under this prospectus, to the extent permitted by applicable law:

o	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
o	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
o	via purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o	on the Nasdaq Global Select Market, or on any other national securities exchange or inter-dealer quotation system on which our common stock may be listed or quoted at the time of sale;
o	by pledge to secure debts or other obligations;
o	in privately negotiated transactions;
o	by settlement of short sales entered into after the date of this prospectus; or
o	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise.

In connection with the sale of shares of common stock or interests therein, the selling stockholders may, subject to the terms of their agreement with us and applicable law, (i) enter into transactions with broker-dealers or others, who in turn may engage in short sales of the shares in the course of hedging the positions they assume, (ii) sell short or deliver shares to close out positions or (iii) loan shares to broker-dealers or others that may in turn sell such shares. The selling stockholders may enter into options or other transactions with broker-dealers or other financial institutions that require the delivery of the shares. The broker-dealer or other financial institution may then resell or transfer these shares through this prospectus and any prospectus supplements. The selling stockholders may also loan or pledge their shares to a broker-dealer or other financial institution. The broker-dealer or other financial institution may sell the shares which are loaned or pursuant to a right to rehypothecate while pledged or, upon a default, the broker-dealer or other financial institution may sell the pledged shares by use of this prospectus and any prospectus supplements. The broker-dealer or other financial institution may use shares pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowing of shares, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowing of shares. We have been advised by the selling stockholders that they have not, as of the date of this prospectus, entered into any arrangement with any agent, broker or dealer for the sale of the shares.

The selling stockholders may pay usual and customary or specifically negotiated brokerage fees or commissions in connection with their sales.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the offer or sale of the shares offered under the prospectus and any prospectus supplements may be deemed to be underwriters within the meaning of the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. Neither the delivery of any prospectus and any prospectus supplement, nor any other action taken by the selling stockholders or any purchaser relating to the purchase or sale of the shares under this prospectus and any prospectus supplements shall be treated as an admission that any of them is an underwriter within the meaning of the Securities Act, relating to the sale of any shares.

Any selling stockholder who is a broker-dealer is deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act. Additionally, any selling stockholder who is an affiliate of a broker-dealer, and who did not buy securities in the ordinary course of business or who at the time of purchase had an agreement or understanding to distribute any of the shares, is deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act. To our knowledge, neither of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

To the extent required by the Securities Act, a prospectus supplement or amendment will be filed to disclose the specific number of shares of common stock to be sold, the name of the selling stockholders, the purchase price, the public offering price, the names of any agent or dealer, and any applicable commissions paid or discounts or concessions allowed with respect to a particular offering and other facts material to the transaction.

We will make copies of this prospectus and any prospectus supplements available to the selling stockholders and have informed the selling stockholders of the need for delivery of copies of this prospectus and any prospectus supplements to purchasers at or prior to the time of any sale of the shares offered hereby.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The selling stockholders will bear all fees and expenses, if any, of counsel or other advisors to the selling stockholders and all commissions, brokerage fees and discounts, if any, associated with the sale of the shares.

We may suspend the use of this prospectus and any prospectus supplements upon any event or circumstance which necessitates the making of any changes in the registration statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus and any prospectus supplements, they will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.

The selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by or on behalf of the selling stockholders.

Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

We cannot assure you that the selling stockholders will sell any or all of the shares of common stock offered hereunder.

LEGAL MATTERS

Certain legal matters in connection with the validity of the issuance of the securities offered by this prospectus have been passed upon for us by Stinson Morrison Hecker LLP, Kansas City, Missouri.

EXPERTS

Our consolidated financial statements as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, have been incorporated by reference herein in this registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG’s report refers to our adoption of Financial Accounting Standards Board (FASB) No. 123 (Revised), Share-Based Payment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. These filings contain important information which does not appear in this prospectus and any prospectus supplements. You may read and copy any materials we file at the SEC’s Public Reference Room located at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of this material by mail from the SEC’s Public Reference Room at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC through the SEC Electronic Data Gathering Analysis and Retrieval (EDGAR) system. You may also view our SEC filings through our Internet website at http://www.euronetworldwide.com. The information on our Internet website is not a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. You should be aware that this prospectus and any prospectus supplements do not contain all of the information contained or incorporated by reference in the registration statement and its exhibits. You may inspect and obtain the registration statement, including exhibits, as described in the preceding paragraph.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus, which means that we may disclose important information to you by referring you to other documents that we have filed or will file with the SEC. We are incorporating by reference into this prospectus the following documents filed with the SEC:

o

Our Annual Report on Form 10-K for the year ended December 31, 2006 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement filed on April 10, 2007);

o

Our Current Reports on Form 8-K filed March 6, 2007, March 8, 2007, March 14, 2007 (two Current Reports on Form 8-K), April 5, 2007, April 9, 2007, April 25, 2007 (two Current Reports on Form 8-K)(as to Item 8.01 only);

o

The description of our common stock contained in our registration statement on Form 8-A/A, dated November 24, 2004, including any amendment or reports filed for the purpose of updating that description; and

o

The description of our preferred stock purchase rights contained in our registration statement on Form 8-A/A dated November 24, 2004, including any amendment or reports filed for the purpose of updating that description.

All documents which we file with the SEC pursuant to section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Any statement contained herein or incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The following information contained in documents described above that is deemed furnished and not filed is not incorporated herein by reference: (i) information furnished under, and exhibits relating to, Items 2.02 and 7.01 of our Current Reports on Form 8-K, unless such reports specifically provide for such incorporation, (ii) certifications accompanying or furnished in any such documents pursuant to Title 18, Section 1350 of the United States Code and (iii) any other information in such documents which is not deemed to be filed with the SEC under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section (except the information in Part I of our Quarterly Reports on Form 10-Q).

You can obtain documents incorporated by reference in this prospectus and any prospectus supplements (including exhibits that are specifically incorporated by reference in such documents) at no cost to you by requesting them in writing or by telephone from us at the following address:

Euronet Worldwide, Inc.

Attn: Corporate Secretary

4601 College Boulevard

Suite 300

Leawood, Kansas 66211

(913) 327-4200

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplements. We have not authorized anyone to provide you with different information, and you should not rely on any such information. We are not making an offer of these securities in any jurisdiction where an offer or sale of these securities is not permitted. You should not assume that the information in this prospectus, any prospectus supplements, and the documents incorporated by reference herein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since such dates.

7,420,990 Shares

Euronet Worldwide, Inc.

Common Stock

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PROSPECTUS

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April 27, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The estimated expenses to be borne by the Registrant in connection with the offering are as follows:

Amount to be Paid
Securities and Exchange Commission registration fee	$220.31
Accounting fees and expenses	2,750.00
Legal fees and expenses	18,000.00
Total:	$26,685.96

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 145 provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Article Eighth of the Registrant’s certificate of incorporation and Article VII of the Registrant’s bylaws provide for indemnification of the Registrant’s directors and officers to the maximum extent permitted by the Delaware General Corporation Law.

As permitted by the Delaware General Corporation Law, Article Ninth of the Registrant’s certificate of incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

The Registrant also maintains, and intends to continue to maintain, insurance for the benefit of its directors and officers to insure these persons against certain liabilities, including liabilities under the securities laws.

Item 16. Exhibits

The index to exhibits appears immediately following the signature pages to this Registration Statement.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that

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paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date it is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration

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statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on this 27th day of April, 2007.

EURONET WORLDWIDE, INC.

By:	/s/ Michael J. Brown
Name:	Michael J. Brown
Title:	Chairman of the Board of Directors, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael J. Brown and Rick L. Weller, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Brown	Chairman of the Board of Directors, Chief Executive Officer, President and Director (principal executive officer)	April 27, 2007
Michael J. Brown
/s/ Rick L. Weller	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	April 27, 2007
Rick L. Weller
/s/ Paul S. Althasen	Director	April 27, 2007
Paul S. Althasen

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Signature	Title	Date
/s/ Daniel R. Henry	Director	April 27, 2007
Daniel R. Henry
/s/ Thomas A. McDonnell	Director	April 27, 2007
Thomas A. McDonnell
/s/ Andzrej Olechowski	Director	April 27, 2007
Andzrej Olechowski
/s/ Andrew B. Schmitt	Director	April 27, 2007
Andrew B. Schmitt
/s/ Eriberto R. Scocimara	Director	April 27, 2007
Eriberto R. Scocimara
/s/ M. Jeannine Strandjord	Director	April 27, 2007
M. Jeannine Strandjord

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EXHIBIT INDEX

Exhibit Number	Description
2.1

Stock Purchase Agreement, dated November 21, 2006, by and among Euronet Payments & Remittance, Inc., Euronet Worldwide, Inc., the Fred Kunik Family Trust and the Irving Barr Living Trust (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 28, 2006, and incorporated by reference herein)

2.2

First Amendment to Stock Purchase Agreement, dated April 2, 2007, by and among Euronet Payments & Remittance, Inc., Euronet Worldwide, Inc., the Fred Kunik Family Trust and the Irving Barr Living Trust (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 9, 2007, and incorporated by reference herein)

2.3

Second Amendment to Stock Purchase Agreement, dated April 4, 2007, by and among Euronet Payments & Remittance, Inc., Euronet Worldwide, Inc., the Fred Kunik Family Trust and the Irving Barr Living Trust (filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on April 9, 2007, and incorporated by reference herein)

4.1	Certificate of Incorporation of Euronet Worldwide, Inc., as amended (filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-8 on August 10, 2006, and incorporated by reference herein)
4.2	Bylaws of Euronet Worldwide, Inc. (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 on December 18, 1996, and incorporated by reference herein)
4.3

Amendment No. 1 to Bylaws of Euronet Worldwide, Inc. (filed as Exhibit 3(ii) to the Company’s Quarterly Report on Form 10-Q for the fiscal period ended March 31, 1997, and incorporated by reference herein)

4.4	Amendment No. 2 to Bylaws of Euronet Worldwide, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 24, 2003, and incorporated by reference herein)
4.5

Rights Agreement, dated March 21, 2003, by and between Euronet Worldwide, Inc., and EquiServe Trust Company, N.A. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on March 24, 2003, and incorporated by reference herein)

4.6

First Amendment to Rights Agreement, dated November 28, 2003, by and between Euronet Worldwide, Inc., and EquiServe Trust Company, N.A. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on December 4, 2003, and incorporated by reference herein)

4.7

Indenture, dated as of December 15, 2004, between Euronet Worldwide, Inc. and U.S. Bank National Association (filed as exhibit 4.10 to the Company’s Registration Statement on Form S-3 filed on January 26, 2005 and incorporated by reference herein)

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Exhibit Number	Description
4.8

Purchase Agreement, dated as of December 9, 2004, among Euronet Worldwide, Inc. and Banc of America Securities LLC (filed as exhibit 4.11 to the Company’s Registration Statement on Form S-3 filed on January 26, 2005 and incorporated by reference herein)

4.9

Registration Rights Agreement, dated as of December 15, 2004, among Euronet Worldwide, Inc. and Banc of America Securities LLC (filed as exhibit 4.12 to the Company’s Registration Statement on Form S-3 filed on January 26, 2005 and incorporated by reference herein)

4.10

Specimen 1.625% Convertible Senior Debenture Due 2024 (Certificated Security) (filed as exhibit 4.14 to the Company’s Registration Statement on Form S-3/A filed on February 5, 2005 and incorporated by reference herein)

4.11

Indenture, dated as of October 4, 2005, between Euronet Worldwide, Inc. and U.S. Bank National Association (filed as exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 26, 2005 and incorporated by reference herein)

4.12

Purchase Agreement, dated as of September 28, 2005, among Euronet Worldwide, Inc. and Banc of America Securities LLC (filed as exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 26, 2005 and incorporated by reference herein)

4.13

Registration Rights Agreement, dated as of October 4, 2005, among Euronet Worldwide, Inc. and Banc of America Securities LLC (filed as exhibit 4.3 to the Company’s Current Report on Form 8-K filed on October 26, 2005 and incorporated by reference herein)

4.14

Specimen 3.50% Convertible Debenture Due 2025 (Certificated Security) (included in Exhibit 4.10 to the Company’s Registration Statement on Form S-3/A filed on November 10, 2005 and incorporated by reference herein)

5.1	Opinion of Stinson Morrison Hecker LLP
23.1	Consent of KPMG LLP
23.2	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1)
24	Power of Attorney (included on signature page)

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